UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2010

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 30, 2010, The Allied Defense Group, Inc. (the "Company") reconvened its special meeting of stockholders at which the stockholders approved a proposal to dissolve the Company pursuant to a Plan of Complete Liquidation and Dissolution.

The dissolution proposal is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2010. Holders of 6,138,159 shares of the Company’s common stock, representing approximately 75% of the shares of the Company’s common stock outstanding as of the record date for the special meeting, were present in person or by proxy at the special meeting.

The final voting results were as follows:

Dissolution Proposal:

FOR 4,531,387

AGAINST 703,359

ABSTAIN 902,476

BROKER-NON-VOTES 2,036,428

Inasmuch as no Dominant Stockholder (as defined in the Company’s Restated Certificate of Incorporation) voted to approve the dissolution, the authorization of the dissolution required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock. The dissolution proposal was approved with 55.4% of the outstanding shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release issued by the Company on October 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

October 1, 2010	By:	/s/ John G. Meyer, Jr.

Name: John G. Meyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on October 1, 2010